Exhibit 32.1

ARCA BIOPHARMA, INC.

(FORMERLY KNOWN AS NUVELO, INC.)

CERTIFICATION PURSUANT TO

18 U.S.C. SEC. 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Richard B. Brewer, Chief Executive Officer of ARCA biopharma, Inc. (formerly known as Nuvelo, Inc.) (the “Company”), and Kathryn E. Falberg, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

(1)	The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 27th day of March, 2009.

/s/ RICHARD B. BREWER	/s/ KATHRYN E. FALBERG
Richard B. Brewer President and Chief Executive Officer	Kathryn E. Falberg Chief Financial Officer

“This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ARCA biopharma, Inc. (formerly known as Nuvelo, Inc.) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.”

Date: March 27, 2009